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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-19473 of Party City Corporation on Form S-8 of our report dated September 27, 2000 appearing in this Annual Report on Form 10-K of Party City Corporation for the six month period ended July 3, 1999.

Deloitte & Touche LLP

Parsippany, New Jersey
September 27, 2000